EXHIBIT 2.1


                                    BETWEEN:

                             INFOWAVE SOFTWARE, INC.

                                       AND

                             STRYDENT SOFTWARE INC.





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                            ASSET PURCHASE AGREEMENT

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                             FRASER MILNER CASGRAIN
                            Barristers and Solicitors
                      15th Floor, 1040 West Georgia Street
                              Vancouver, BC V6E 4H8

                             DATED: August 31, 2000


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
                                TABLE OF CONTENTS

1.0  INTERPRETATION........................................................................................1
     1.1   Definitions.....................................................................................1
     1.2   Gender and Number...............................................................................6
     1.3   Currency........................................................................................6
     1.4   Accounting Principles...........................................................................6
     1.5   Headings........................................................................................6
     1.6   Tax Definitions.................................................................................6
     1.7   Schedules.......................................................................................7

2.0  AGREEMENT OF PURCHASE AND SALE........................................................................8
     2.1   Property and Assets to be Purchased and Sold....................................................8

3.0  PURCHASE PRICE........................................................................................9
     3.1   Purchase Price..................................................................................9
     3.2   Allocation of Purchase Price and Tax Elections..................................................9
     3.3   Audit Statement................................................................................10
     3.4   Final Adjustment of the Purchase Price.........................................................11
     3.5   Transfer Taxes.................................................................................11

4.0  LIABILITIES..........................................................................................12
     4.1   Assumption of Liabilities......................................................................12

5.0  PAYMENT OF PURCHASE PRICE............................................................................13
     5.1   Payment of the Purchase Price..................................................................13

6.0  REPRESENTATIONS AND WARRANTIES OF THE VENDOR.........................................................14
     6.1   Representations and Warranties of the Vendor...................................................14
           6.1.1   Incorporation, Organization and Qualification of the Vendor............................14
           6.1.2   Due Authorization of Agreement.........................................................14
           6.1.3   Conflicting Instruments................................................................14
           6.1.4   Options................................................................................15
           6.1.5   Title to Purchased Assets..............................................................15
           6.1.6   Employment and Employee Benefit Matters................................................15
           6.1.7   Leases.................................................................................16
           6.1.8   Status of Premises.....................................................................16
           6.1.9   Status of Agreements...................................................................17
           6.1.10  Intellectual Property..................................................................17
           6.1.11  Accounts Receivable....................................................................19
           6.1.12  Legal Proceedings......................................................................19
           6.1.13  Compliance with Applicable Laws........................................................20
           6.1.14  Environmental Matters..................................................................20
           6.1.15  Condition of Assets....................................................................21
           6.1.16  Inventories............................................................................21
           6.1.17  Obligations to Customers...............................................................21
           6.1.18  Residence of Vendors; GST Status.......................................................21



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

           6.1.19  Disclosure.............................................................................22

7.0  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......................................................22
     7.1   Representations and Warranties of the Purchaser................................................22
           7.1.1   Incorporation, Organization and Authority of the Purchaser, Due
                   Authorization of Agreement and Enforceability of Obligations...........................22
           7.1.2   Conflicting Instruments................................................................22
           7.1.3   Legal Proceedings......................................................................23
           7.1.4   GST Status.............................................................................23

8.0  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................23
     8.1   Survival of Representations and Warranties of the Vendor.......................................23
     8.2   Survival of Representations and Warranties of the Purchaser....................................24

9.0  COVENANTS OF THE VENDOR..............................................................................24
     9.1   Covenants of the Vendor........................................................................24
           9.1.1   Investigations and Availability of Records.............................................24
           9.1.2   Audit Statement........................................................................25
           9.1.3   Consents, etc..........................................................................25
           9.1.4   Delivery of Books and Records..........................................................26
           9.1.5   Delivery of Non-Competition and Non-Solicitation Agreement.............................26
           9.1.6   Arrangements re Cheques................................................................26
           9.1.7   Social Service Tax Act (British Columbia) Certificate..................................26
           9.1.8   Subleases..............................................................................26

10.0 COVENANTS OF THE PURCHASER...........................................................................27
     10.1  Covenants of the Purchaser.....................................................................27
           10.1.1  Confidentiality........................................................................27
           10.1.2  Non-Competition and Non-Solicitation Agreement.........................................28
           10.1.3  Taxes..................................................................................28
           10.1.4  Maintenance and Access to Records......................................................28
           10.1.5  License to Use Infowave Trademark......................................................29
           10.1.6  Subleases..............................................................................29
           10.1.7  Arrangements re Cheques................................................................29

11.0 EMPLOYEE MATTERS.....................................................................................29
     11.1  Employees and Transferred Employees............................................................29

12.0 PURCHASER'S CONDITIONS OF CLOSING....................................................................30
     12.1  Conditions for the Benefit of the Purchaser....................................................30
           12.1.1  Truth of Representations and Warranties of the Vendor..................................30
           12.1.2  Performance of Covenants, etc, by the Vendor...........................................31
           12.1.3  Legal Opinion..........................................................................31
           12.1.4  Consents, etc..........................................................................31
           12.1.5  No Action Taken Restricting Sale.......................................................32
           12.1.6  Escrow Agreement.......................................................................32
           12.1.7  Performance of Covenants, etc., by the Vendor..........................................32
           12.1.8  No Adverse Change......................................................................32
     12.2  Non-Fulfillment of Conditions, etc., for the Benefit of the Purchaser..........................33




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
13.0 VENDOR'S CONDITIONS OF CLOSING.......................................................................33
     13.1  Conditions for the Benefit of the Vendor.......................................................33
           13.1.1  Truth of Representations and Warranties of the Purchaser...............................33
           13.1.2  Performance of Covenants, etc., by the Purchaser.......................................34
           13.1.3  Consents, etc..........................................................................34
           13.1.4  No Action Taken Restricting Sale.......................................................34
           13.1.5  Escrow Agreement.......................................................................35
     13.2  Non-Fulfillment of Conditions, etc., for the Benefit of the Vendor.............................35

14.0 CLOSING ARRANGEMENTS.................................................................................35
     14.1  Date, Time and Place of Closing................................................................35
     14.2  Closing Arrangements...........................................................................35
           14.2.1  Purchase and Sale of Purchased Assets..................................................36
           14.2.2  Delivery of Closing Documents..........................................................36
           14.2.3  Actual Possession......................................................................36
           14.2.4  Payment of Purchase Price..............................................................36
           14.2.5  Tender.................................................................................36
     14.3  Risk of Loss...................................................................................36

15.0 INDEMNIFICATION......................................................................................37
     15.1  Indemnification by Vendor......................................................................37
     15.2  Indemnification by Purchaser...................................................................38
     15.3  Procedure for Indemnification..................................................................38
     15.4  Subsequent Recovery............................................................................40
     15.5  Details of Claims..............................................................................40
     15.6  De Minimis.....................................................................................40

16.0 MISCELLANEOUS........................................................................................41
     16.1  Brokerage, Commissions, etc....................................................................41
     16.2  Further Assurances.............................................................................41
     16.3  Assignment of Contracts........................................................................41
     16.4  Announcements..................................................................................42
     16.5  Notices........................................................................................42
     16.6  Time of the Essence............................................................................43
     16.7  Costs and Expenses.............................................................................43
     16.8  Applicable Law.................................................................................43
     16.9  Entire Agreement...............................................................................44
     16.10 Effect of Closing..............................................................................44
     16.11 Counterparts...................................................................................44
     16.12 Assignment 45
     16.13 Parties in Interest............................................................................45
     16.14 Third Parties..................................................................................45


     THIS AGREEMENT dated as of the 31st day of August, 2000


BETWEEN:

          INFOWAVE SOFTWARE, INC., a corporation incorporated under the laws of British Columbia

          (hereinafter called the "Vendor")

AND:

          STRYDENT SOFTWARE INC., a corporation incorporated under the laws of Canada

          (hereinafter called the "Purchaser")


     WHEREAS the Vendor, through its Imaging Division, carries on the business of developing printer driver software (hereinafter called the "Imaging Division Business");

     AND WHEREAS the Purchaser desires to purchase and the Vendor desires to sell substantially all of the property and assets of the Imaging Division Business for the purchase price and upon the terms and conditions hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements, warranties and payments hereinafter set forth, the parties hereto agree as follows:

1.0  INTERPRETATION

1.1  Definitions

     Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

          "Agreement" means this asset purchase agreement and any instrument amending this Agreement as referred to in Section 16.9; "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to a particular section; and the expression
          "Section" followed by a number means and refers to the specified section of this Agreement.

          "Articles of Incorporation" means the original or restated articles of incorporation, articles of amalgamation, articles of arrangement, articles of continuance, articles of reorganization, articles of revival, letters patent, memorandum of agreement, special Act or statute and any other instrument or constating document by or pursuant to which a corporation is incorporated or comes into existence; and "Articles of Amendment" has a corresponding meaning.

          "Audit  Statement"  means the statement  prepared in  accordance  with
          Section 3.3.

          "Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located at the City of Vancouver are not open for business during normal banking hours.

          "Closing"   means   the   completion   of  the   transactions   herein
          contemplated, including the sale to and purchase by the Purchaser of the Purchased Assets hereunder as herein contemplated.

          "Closing Date" means September 8, 2000 or such earlier or later date as may be agreed upon.

          "Debt Instrument" means any bond, debenture,  promissory note or other
          instrument  evidencing   indebtedness  for  borrowed  money  or  other
          liability.

          "Effective Date" means August 31, 2000.

          "Effective  Time" means 5:00 p.m.  (Vancouver  time) on the  Effective
          Date.

          "Employee Benefits" means:

          (a) salaries, wages, bonuses, vacation entitlements, commissions, fees, stock option plans, stock purchase plans, incentive plans, deferred compensation plans, profit-sharing plans and other similar benefits, plans or arrangements;

          (b) insurance, health, welfare, disability, pension, retirement, travel, hospitalization, medical, dental, legal, counselling, eye care and other similar benefits, plans or arrangements; and



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

          (c) agreements or arrangements with any labour union or employee association, written or oral employment agreements or arrangements and agreements or arrangements for the retention of the services of independent contractors, consultants or advisors.

          "Encumbrance" means any mortgage, charge, easement, encroachment, lien, adverse claim, assignment by way of security, security interest, servitude, pledge, hypothecation, conditional sale agreement, security agreement, title retention agreement, financing statement or other encumbrance.

          "Guarantee" means any agreement, contract or commitment providing for the guarantee, indemnification, assumption or endorsement or any like commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

          "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated with:

          (a)  all Registered Intellectual Property;

          (b) all trade secrets including, without limitation, trade secrets that are inventions (whether patentable or not) and invention disclosures and all proprietary and confidential information including, without limitation, know-how, technical data, techniques, manuals, documentation, reports, records, formulae, processes, descriptions, schematics, specifications, designs, industrial models, design criteria, architectures, schematics for hardware products, system architecture drawings, product test scripts, methodologies, algorithms, sketches, photographs, plans, drawings, samples, reports, studies, findings, inventions, prototypes and ideas, whether patentable or not, whether trade secrets or not and whether in written, graphic or oral form;

          (c) all business data and information including, without limitation, customer lists, business models, logos, product documentation and web-site materials and marketing collaterals;

          (d) all rights in the nature of copyright howsoever arising, worldwide (whether domestic or foreign) that subsist in and to any original works (including, without limitation, Software) and which have not been registered under the applicable copyright legislation;



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

          (e)  all trade names, brand names, logos, unregistered trade-marks;

          (f) all data, databases and data collections in whatever form or media; and

          (g) all physical manifestations of any of the foregoing together with all documentation applicable thereto.

          "Interested Person" means any present or former officer, director, shareholder, employee, consultant or advisor of or to the Vendor or any Person with which the Vendor or any of the foregoing does not deal at arm's length within the meaning of the Income Tax Act (Canada).

          "Inventories" means inventories of every kind and nature and wheresoever situate owned by the Vendor relating to the Imaging Division Business including, without limitation, all finished goods, work in process, raw materials, new and unused production and shipping supplies and new and unused major maintenance items and all other materials and supplies on hand to be used or consumed in the production of products of the Imaging Division Business.

          "Legal Proceeding" means any litigation, action, suit, investigation, hearing, claim, complaint, grievance, arbitration proceeding or other proceeding and includes any appeal or review and any application for same.

          "Person" means any individual, corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust and any unincorporated organization or association, any Tribunal; and pronouns have a similar extended meaning.

          "Premises" means the premises to be subleased by the Vendor to the Purchaser pursuant to the subleases attached as Schedule 12, which subleases the Vendor and the Purchaser have covenanted to enter into hereunder.

          "Purchased Assets" means the property and assets described in Section 2.1.

          "Purchase Price" means the purchase price payable by the Purchaser to the Vendor for the Purchased Assets provided for in Section 3.0.

          "Purchaser's   Representatives"   means   the   directors,   officers,
          employees, auditors, legal counsel and fiscal and tax advisors of the Purchaser and any other



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

          Person authorized in writing by the Purchaser to represent the Purchaser for purposes of Sections 9.1.1 and 10.1.1.

          "Registered Intellectual Property" means all Canadian, United States and other foreign: (i) patents, patent applications (including provisional applications) all reissues, divisions, renewals, extensions, continuations and continuations in part thereof; (ii) registered trade-marks and servicemarks, applications to register trade-marks and servicemarks, intent-to-use applications, other registrations or applications to trade-marks or servicemarks; (iii) registered copyrights and applications for copyright registration;
          (iv) mask work registrations and applications to register mask works; and (v) registered industrial designs and all applications therefor.

          "Software" means all computer software including, without limitation, application software, systems software, software design tools, interfaces, object libraries, and microcode in object code or source code forms and firmware, embedded in or used to develop products, and any related documentation including, without limitation, technical documentation, system designs and specifications, flow charts, record and file layouts, memoranda, correspondence and other such documentation containing or relating to the design, structure or coding or testing of, or algorithms or routines used in, or errors discovered in or corrected in such software, user guides and manuals related thereto and any other documentations or material (in whatever form, whether human or machine readable, and in whatever media) relating to such software.

          "Time of Closing" means 9:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the parties may agree as the time at which the Closing shall take place.

          "Transferred Employees" means all those employees who are employed by the Vendor on the Closing Date and who become employees of the Purchaser pursuant to the terms of this Agreement.

          "Tribunal" means:

          (a)  any court (including a court of equity);



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

          (b) any federal, provincial, state, county, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality;

          (c) any securities commission, stock exchange or other regulatory or self-regulatory body;

          (d) any board of trade, chamber of commerce or other business or professional organization or association;

          (e)  any arbitrator or arbitration tribunal; and

          (f)  any other tribunal;

          whether domestic or foreign.

1.2  Gender and Number

     In this Agreement words importing a specific gender include all genders and words importing the singular include the plural and vice versa.

1.3  Currency

     Unless otherwise indicated, all dollar amounts referred to in this Agreement, including the symbol $, refer to lawful money of the United States of America.

1.4  Accounting Principles

     Wherever in this Agreement reference is made to generally accepted accounting principles such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor entity, applicable as at the date on which such principles are applied.

1.5  Headings

     The division of this Agreement into Sections and the use of a table of contents and headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.6  Tax Definitions

     Whenever used in this Agreement, the following words and phrases shall have the respective meanings ascribed to them as follows:

1.6.1 "GST" means taxes, interest, penalties and fines imposed under Part IX of the Excise Tax Act (Canada) and the regulations made thereunder (collectively the "GST Legislation").

1.6.2 "Income Tax Act (Canada)" means, collectively, the Income Tax Act (Canada) and the Income Tax Regulations, all as amended to date.

1.6.3 "Tax Legislation" means, collectively, the Income Tax Act (Canada) and the statute law, rules, regulations, interpretation bulletins and releases, orders and decrees of any other jurisdiction, domestic or foreign which may impose a tax of any kind.

1.6.4 "Taxes" means all taxes payable under any applicable Tax Legislation, including, without limitation, income taxes, excise taxes, sales taxes, goods and services taxes, transfer taxes, property and municipal and school taxes, capital taxes, import and customs, duties and other governmental charges and assessments, and includes additions by way of penalties, interest, fines and other amounts with respect thereto.

1.6.5 "Tax Returns" means all tax returns required to be filed under the provisions of any applicable Tax Legislation and any tax forms required to be filed, whether in connection with a Tax Return or not, under any provisions of any applicable Tax Legislation.

1.7  Schedules

     The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

    Schedule 1    --    Fixed Assets (Section 2.1(a))
    Schedule 2    --    Inventories (Section 2.1(b))
    Schedule 3    --    Accounts Receivable (Section 2.1(c))
    Schedule 4    --    Unfulfilled orders and contracts (Section 2.1(d))
    Schedule 5    --    Intellectual and Industrial Property Rights
                        (Section 2.1(e))
    Schedule 5A   --    Application Software (Section 2.1(f))
    Schedule 6    --    "Shrink Wrap License" (Section 6.1.10(d))
    Schedule 7    --    Accounts Payable (Section 4.1.1)
    Schedule 8    --    Employee Benefits (Section 6.1.6(a))
    Schedule 9    --    Transferred Employees (Section 6.1.6(b)
    Schedule 10   --    Non-Competition and Non-Solicitation Agreement
                        (Section 9.1.5)

    Schedule 11   --    Escrow Agreement (Section 5.1(b))
    Schedule 12   --    Subleases (Section 9.1.8)


2.0  AGREEMENT OF PURCHASE AND SALE
2.1  Property and Assets to be Purchased and Sold

     Subject to the terms and conditions hereof, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase as, at and from the Effective Time, the Purchased Assets, which consist of the following:

     (a) Fixed Assets: all machinery, equipment (including, without limitation, manufacturing and quality control equipment and office equipment, including computer equipment), furniture, furnishings and accessories and supplies of all kinds owned by the Vendor, whether located in or on the premises of the Vendor or elsewhere, described in Schedule 1 (the "Fixed Assets");

     (b)  Inventories: all Inventories described in Schedule 2;

     (c) Accounts Receivable: all accounts receivable and trade accounts accrued or invoiced, or both, to the Vendor as at August 31, 2000 and relating to the Imaging Division Business, including, without limitation, the accounts receivable described in Schedule 3;

     (d) Agreements, Contracts and Commitments: the full benefit of all unfilled orders received by the Vendor and described in Schedule 4 and all right, title and interest of the Vendor in, to and under all agreements, contracts whether written or oral, described in Schedule 4;

     (e) Intellectual Property: all the right, title, benefit and interest of the Vendor in and to the Intellectual Property used in whole or in part by the Vendor in carrying on the Imaging Division Business, including, without limitation, the Intellectual Property described in
          Schedule 5 and excluding the Intellectual Property in third party Software used by the Vendor for accounting and other business administration purposes;

     (f) Application Software: all the right, title, benefit and interest of the Vendor in the third party Software described in Schedule 5A, as installed on the computer equipment described in Schedule 1, subject to the receipt of any required consents to the assignment of such right, title, benefit and interest, which consent the

          Vendor shall use commercially reasonable efforts to obtain after the Closing Date upon request by the Purchaser;

     (g) Warranty Rights: the full benefit of all representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and the like and all security therefor received by the Vendor on the purchase or other acquisition of any part of the Purchased Assets or otherwise; and

     (h) Records: all books, records, files and other documentation and written materials relating to the Purchased Assets, including, without limitation, all production, inventory, sales and customer records except that where the Vendor is required by law to retain a particular book, record, file, document or other written material, it shall retain the original thereof and deliver to the Purchaser a copy thereof.

3.0  PURCHASE PRICE
3.1  Purchase Price

     The Purchase Price payable by the Purchaser to the Vendor for the Purchased Assets shall be the sum of $1,500,000, subject to adjustment pursuant to Section 3.4.

3.2  Allocation of Purchase Price and Tax Elections

     Within ninety (90) days following the Closing Date, the Purchaser shall provide to the Vendor an allocation statement (the "Asset Allocation Statement") setting out the Purchaser's proposed allocation of the Purchase Price among the Purchased Assets. Within fifteen (15) days after the receipt of such Asset Allocation Statement, the Vendor shall propose to the Purchaser any changes to the Asset Allocation Statement that the Vendor considers appropriate (and in the event no such changes are proposed in writing to the Purchaser within such time period, the Vendor will be deemed to have agreed to, and accepted, the Asset Allocation Statement). The Vendor and the Purchaser shall endeavor in good faith to resolve any differences with respect to the Asset Allocation Statement within fifteen (15) days after the Purchaser's receipt of written notice of objection from the Vendor. If the parties fail to resolve such differences within such time period, KPMG LLP or such other firm of chartered accountants agreed upon the parties shall be appointed by the parties to determine the allocation and finalize the Asset Allocation Statement.

     The Vendor and the Purchaser shall cooperate in the filing of such elections under applicable Tax Legislation as may be necessary or desirable to give effect to the allocation pursuant to the Asset Allocation Statement. The Vendor and the Purchaser shall also execute



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

and file an election as to the accounts  receivables  described in clause (c) of
Section 2.1 to the extent permitted under Section 22 of the Income Tax Act (Canada) using as the consideration paid therefor the amount set out in the Asset Allocation Statement. In addition, the Vendor and Purchaser shall execute and file their respective Tax Returns in a manner consistent with the aforesaid allocations and elections. If either party fails to file its Tax Returns as aforesaid, such party shall indemnify and save harmless the other party in respect of any additional Tax, and legal and/or accounting costs paid or incurred by the other party as a result of the failure to file as aforesaid.

3.3  Audit Statement

     As soon as reasonably practicable following the Closing, the Vendor and the Purchaser shall jointly instruct KPMG LLP to review the Inventories referred to in Section 2.1(b) and the Fixed Assets, audit the accounts receivable of the Imaging Division Business, including the accounts receivable referred to in
Section 2.1(c), and prepare an audit statement (the "Audit Statement") on or before September 30, 2000, setting out:

     (a) the aggregate accounts receivable of the Imaging Division Business accrued or invoiced, or both, as at August 9, 2000 (the "August 9 - A/R");

     (b) the aggregate accounts receivable of the Imaging Division Business accrued or invoiced, or both, as at the Effective Date (the "Effective Date A/R");

     (c) the aggregate accounts receivable of the Imaging Division accrued or invoiced, or both (excluding the August 9 - A/R and the Effective Date A/R), as at the Time of Closing (the "Interim A/R");

     (d) the aggregate proceeds realized by the Vendor from the Interim A/R (the "Interim A/R Realization");

     (e) the aggregate amount receivable in respect of all individual accounts receivable accrued or invoiced, or both, as at the Effective Date (the "Doubtful A/R") determined to be doubtful by KPMG LLP in accordance with generally accepted accounting principles; and

     (f) the results of the review of the Inventories and Fixed Assets by KPMG LLP.

The Vendor and the Purchaser agree that all expenses relating to the foregoing audit and review by KPMG LLP, including professional fees, shall be borne by the Vendor, and that the scope of the review of the Inventories and Fixed Assets shall be mutually agreed upon by the parties upon the engagement of KPMG LLP but shall include, without limitation, verifying that the Inventories and Fixed Assets have not been recently re-valued and that accounting principles have been applied consistently in the valuation of the Inventories and the Fixed Assets.

3.4  Final Adjustment of the Purchase Price
     Following the delivery of the Audit Statement, the Purchase Price shall be adjusted as follows:

     (a)  the difference between:

          (i)  the August 9 - A/R; and

          (i)  the Effective Date A/R,

          shall be deducted from the Purchase Price; and

     (b) the Interim A/R Realization and the Doubtful A/R shall be deducted from the Purchase Price.

For the purposes of the Audit Statement and all adjustments to the Purchase Price, all currency conversions of Canadian dollars to United States dollars shall be based on the noon rate of the Bank of Canada on August 31, 2000, and all conversions of other currencies to United States dollars shall be based on the noon rates on August 31, 2000 of the Federal Reserve Bank of New York.

3.5  Transfer Taxes
     The Purchaser shall be liable for and shall pay either to the Vendor at Closing or directly to the government authority, as required, all land transfer taxes, federal and provincial sales taxes and all other Taxes or other like charges properly payable upon and in connection with the transfer of the Purchased Assets to the Purchaser, including, but not limited to GST, if applicable, but excluding any income taxes payable by the Vendor as a result of the completion of the transactions herein contemplated, provided that Taxes payable pursuant to the Social Service Tax Act (British Columbia) shall be paid to the Vendor. The Vendor and Purchaser shall jointly elect under Section 167(1) of the GST Legislation, following the prescribed form and including the prescribed information, with respect to the purchase and sale of the Purchased Assets pursuant to the provisions of this Agreement. The Vendor shall file the joint election with the return required to be filed by the Vendor under the GST Legislation for the Vendor's reporting period in which the sale was made, in compliance with the requirements of the GST Legislation.

4.0  LIABILITIES
4.1  Assumption of Liabilities

4.1.1 Subject as hereinafter provided, the Purchaser shall, from and after the Closing Date, assume, perform and fulfill to the extent required thereunder all obligations of the Vendor under each of the agreements, contracts and commitments referred to in clause (d) of Section 2.1 and assume and thereafter pay, discharge and satisfy the accounts payable of the Vendor relating to the Imaging Division Business described in Schedule 7.

4.1.2 Notwithstanding the provisions of Section 4.1.1 above, the following liabilities of the Vendor are not being assumed by the Purchaser:

     (a)  liabilities to capital stock or surplus of the Vendor;

     (b)  liabilities for any Taxes except as expressly provided in Section 3.5;

     (c) liabilities arising from any breach or default by the Vendor, prior to the Effective Time, of or under any agreement, contract or commitment referred to in clause (d) of Section 2.1;

     (d) liabilities for any damages, penalties, fines or other claims whatsoever arising or resulting from any Legal Proceeding relating to the Purchased Assets prior to the Effective Time including, without limitation, any Legal Proceeding involving any product liability claim or warranty relating to sales made or products manufactured prior to the Effective Time including expenses related thereto and to the return of such goods;

     (e) liabilities of the Vendor incurred in connection with any business or activity of the Vendor other than the Imaging Division Business;

     (f) subject to Section 11.1, liabilities for any claims made by any employees of the Vendor (including Transferred Employees) in respect of any period prior to the

     Effective Time and liabilities for any claims made by any employees of the Vendor (except for Transferred Employees who have accepted the Purchaser's offer of employment hereunder), in respect of any period subsequent to the Effective Time, including, without limitation, any claims made by employees of the Vendor who do not accept an offer of employment with the Purchaser, which claims shall include all severance and termination claims and all claims made for payment in lieu of notice of termination;

     (g) liabilities to any Interested Person except as specifically assumed by the Purchaser as provided in this Section 4.1;

     (h) liabilities of the Vendor with respect to any Debt Instrument or Guarantee which the Vendor is a party to or bound by or subject to except as specifically assumed by the Purchaser as provided in this
          Section 4.1; and

     (i) the Doubtful A/R, which accounts receivable the Vendor may, at its discretion, attempt to collect or claim as insured losses.

5.0  PAYMENT OF PURCHASE PRICE
5.1  Payment of the Purchase Price

     The Purchase Price shall be payable as follows:

     (a) as to $1,000,000, by the delivery by the Purchaser to the Vendor at the Time of Closing of a certified cheque or bank draft payable at par in Vancouver for such amount to or to the order of the Vendor; and

     (b) as to the balance, by the delivery by the Purchaser to the Vendor on October 14, 2000 of a certified cheque or bank draft payable at par in Vancouver for such amount to or to the order of the Vendor, less all adjustments to the Purchase Price pursuant to Section 3.4, which payment is to be evidenced at the Time of Closing by delivery to the Vendor of a promissory note of the Purchaser in favour of the Vendor in the amount of $500,000, payable on demand on or after October 14, 2000 without interest and secured by the deposit with Fraser Milner Casgrain, as escrow agent, of $500,000 to be held pursuant to the terms of an escrow agreement (the "Escrow Agreement") to be entered into by the Purchaser, the Vendor and Fraser Milner Casgrain at the Time of Closing, in form and substance mutually satisfactory to the Purchaser and the Vendor.

6.0  REPRESENTATIONS AND WARRANTIES OF THE VENDOR
6.1  Representations and Warranties of the Vendor

     The Vendor hereby represents and warrants to the Purchaser, to the best of the knowledge of the Vendor, as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions herein contemplated:

6.1.1     Incorporation, Organization and Qualification of the Vendor
          The Vendor is a corporation duly incorporated or continued and subsisting under the laws of British Columbia. No proceedings have been instituted or are pending for the dissolution or liquidation of the Vendor. The Vendor has the necessary corporate power, authority and capacity to own or lease the Purchased Assets.

6.1.2     Due Authorization of Agreement
          The Vendor has the necessary corporate power, authority and capacity to enter into this Agreement, to sell the Purchased Assets to the Purchaser as herein contemplated and to perform its other obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of the Vendor and this Agreement has been duly and validly executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

6.1.3     Conflicting Instruments
          The entering into of this Agreement by the parties hereto, the performance by the Vendor of its obligations hereunder and the completion of the transactions herein contemplated do not and will not conflict with or result in the breach or violation of any of the terms and provisions of:

     (a) the Articles of Incorporation, Articles of Amendment or by-laws of the Vendor;

     (b) subject to obtaining any consent, approval, permit or acknowledgment which may be required thereunder in connection with the completion of the transactions herein contemplated (which the Vendor shall use reasonable commercial efforts to obtain), any license or registration or any agreement, contract or commitment which the Vendor is a party to or bound by or subject to; or

     (c) any law or regulation, domestic or foreign, or any judgment, decree, injunction, ruling, order or award of any Tribunal.

6.1.4     Options
          No Person, other than the Purchaser under this Agreement (or as otherwise disclosed in this Agreement), has any agreement or option or any right capable of becoming an agreement or option for the purchase from the Vendor of any of the Purchased Assets.

6.1.5     Title to Purchased Assets
          The Vendor is the owner of the Purchased Assets (other than the Premises, as to which Section 6.1.7 shall apply and the Licensed Intellectual Property as to which Section 6.1.10 shall apply) with good and marketable title thereto free of any Encumbrance, and is exclusively entitled to possess and dispose of the same.

6.1.6     Employment and Employee Benefit Matters

     (a)  Except as described in Schedule 8, the Vendor is not:

          (i) a party to or bound by or subject to any agreement or arrangement with respect to Employee Benefits relating to the Transferred Employees and no such agreement or arrangement contains any specific provision as to notice of termination of employment or severance pay in lieu thereof;

          (ii) in arrears in the payment of any contribution or assessment required to be made by it pursuant to any of the agreements or arrangements described in Schedule 8;

          (iii)a party to or bound by or subject to any agreement or arrangement with any labour union or employee association relating to employees of the Imaging Division or any of the Transferred Employees and has made no commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement relating to employees of the Imaging Division or any of the Transferred Employees;

          (iv) required to recognize any labour union or employee association representing employees of the Imaging Division or any of the Transferred Employees or any agent having bargaining rights for employees of the Imaging Division or any of the Transferred Employees and, to the best of the knowledge and belief of the Vendor, there is no current attempt to organize or establish any labour union or employee association with respect to employees of the Imaging Division or any of the Transferred Employees; and

          (v) liable or alleged to be liable for any damages to any Transferred Employee resulting from the violation or alleged violation of any applicable employment law or regulation, domestic or foreign, including any employment equity, health or safety law or regulation, or any agreement or arrangement with respect to Employee Benefits.

     (b) The Transferred Employees consist of 23 full time employees. The names of such individuals, their years of service, their job descriptions and the Employee Benefits to which they are entitled are described in
          Schedule 8. The Vendor has no reason to believe that any Transferred Employee would terminate his or her employment as a result of or in anticipation of the transactions herein contemplated.

6.1.7     Leases
          Each of the leases pursuant to which the Vendor leases any portion of the Premises is valid and subsisting and in good standing, there is no default thereunder and the Vendor is entitled to all rights and benefits thereunder. The Vendor is not in breach of any of the provisions of any such leases and (subject to obtaining any requisite consent, approval, permit or acknowledgment required thereunder to the assignment thereof to the Purchaser as herein contemplated), the completion of the transactions herein contemplated will not afford any of the parties to any lease or any other Person (other than the Vendor) the right to terminate any lease nor will the completion of the transactions herein contemplated result in any additional or more onerous obligation on the Vendor under any lease.

6.1.8     Status of Premises
          All of the plant, buildings, structures, erections, improvements, appurtenances and fixtures situate on or forming part of the Premises are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are currently being used and the Vendor has adequate rights of ingress and egress to and from all such buildings and structures for the operation of the Imaging Division Business in the ordinary course. None of such buildings and structures, or the operation or maintenance thereof, violates any restrictive covenant or any applicable law or regulation, or encroaches on any property owned by others, and, including, without limiting the generality of the foregoing:

     (a) no alterations, repairs, improvements or other work had been ordered, directed or requested in writing under any applicable law or regulation by any Person with respect to the Premises or the buildings and structures or with respect to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works, which alteration, repair, improvement or other work has not been completed;

     (b) all accounts for material, work and services with respect to the Premises (except for current accounts the payment dates of which have not yet passed) have been fully paid and satisfied and no one is entitled to claim a lien under the Builder's Lien Act (British Columbia) or any similar applicable legislation against the Premises;

     (c) there is nothing owing by the Vendor in respect of the supply to or use by it of water, gas, electrical power or energy, steam or hot water, or other utilities or in respect of municipal, school or other taxes relating to the Premises (except for current accounts the payment dates of which have not yet passed); and

     (d) no part of the Premises has been taken or expropriated by any Tribunal nor has any Legal Proceeding or notice or proceeding in respect of any such expropriations been commenced, given or threatened.

6.1.9     Status of Agreements
          Each  of  the  agreements,  contracts  and  commitments  described  in
Schedule 4 is valid and subsisting and in good standing, there is no default thereunder and there are no facts which, after notice or lapse of time or both, would constitute such a default. The Vendor is entitled to all rights and benefits under each of such agreements, contracts and commitments.

6.1.10    Intellectual Property

     (a) Schedule 5 sets forth and describes all Intellectual Property used in whole or in part by the Vendor for carrying on the Imaging Division Business (excluding the Intellectual Property in third party Software used by the Vendor for accounting and other business administration purposes, as to which Section 6.1.10(j) applies) and specifies, for each item, whether the Intellectual Property is owned by the Vendor (in this Section "Owned Intellectual Property") or whether the Intellectual Property is used by the Vendor under a license agreement or arrangement with another Person (in this Section "Licensed Intellectual Property").

     (b) Schedule 5 contains copies of the applications for registration or the actual registrations for each item of Owned Intellectual Property in respect of which application has been made or registration has been completed. Except as described in Schedule 5, all of the Owned Intellectual Property is valid and subsisting, is owned by the Vendor with good and marketable title thereto free of any Encumbrance.

     (c) Schedule 5 lists all license agreements and describes all other arrangements entered into by the Vendor under which any Person (other than end users of the products of the Imaging Division) has been granted rights by the Vendor to use Owned Intellectual Property. Each license agreement or arrangement with respect to Owned Intellectual Property is valid and subsisting and in good standing and there is no default thereunder, except to the extent that consent is required to assign such agreements or the benefit of such arrangements in connection with the completion of the transactions contemplated hereunder.

     (d) Schedule 6 contains a copy of the most recent version of the "Shrink Wrap" license agreement setting out the terms of end users' possession and use of the products distributed by the Vendor containing the Intellectual Property.

     (e) Each license agreement or arrangement with respect to Licensed Intellectual Property is valid and subsisting and in good standing and there is no default thereunder, except to the extent that consent is required to assign such agreements or the benefit of such arrangements in connection with the completion of the transactions contemplated hereunder.

     (f) The consents obtained by the Vendor for the assignment of license agreements are set out in Schedule 4.

     (g) No Person has commenced any Legal Proceeding claiming adverse ownership, invalidity, lack of distinctiveness or conflict with respect to any of the Owned Intellectual Property or the Licensed Intellectual Property or challenging any rights of the Vendor in and to the Owned Intellectual Property or the Licensed Intellectual Property or the right of the Vendor to use the Owned Intellectual Property or the Licensed Intellectual Property in the conduct of the Imaging Division Business.

     (h) The conduct of the Imaging Division Business by the Vendor and its use of the Owned Intellectual Property and the Licensed Intellectual Property do not conflict with, infringe upon or violate and are not alleged by any Person (other than

          General Patent Corporation) to conflict with, infringe upon or violate the Intellectual Property or the trade secrets, know-how or confidential or proprietary information of any other Person. The Vendor has obtained a right and license from General Patent Corporation covering certain patents owned by General Patent Corporation or its clients, which patents General Patent Corporation alleges are infringed by certain printer cables which are bundled with the Vendor's products, a copy of which license is included in Schedule 5.

     (i) The Vendor has not commenced any Legal Proceeding challenging the Intellectual Property of any other Person and, to the best of the knowledge and belief of the Vendor no other Person is using any Intellectual Property which conflicts with, infringes upon or violates the rights of the Vendor in and to the Owned Intellectual Property or the Licensed Intellectual Property.

     (j) The Vendor owns, or has valid rights to use, the Software referred to in Section 2.1(f), and each license agreement or arrangement with respect to such Software is valid and subsisting and in good standing and there is no default thereunder, except to the extent that consent is required to assign such agreements or the benefit of such arrangements in connection with the completion of the transactions contemplated hereunder.

6.1.11    Accounts Receivable
          The accounts receivable referred to in Section 2.1(c) less any reasonable reserve in respect thereof for doubtful accounts calculated in accordance with generally accepted accounting principles are bona fide and good and collectible without set-off or counterclaim.

6.1.12    Legal Proceedings
          There is no Legal Proceeding (whether or not purportedly on behalf of the Vendor) in progress, pending, threatened against or affecting the Vendor relating to the Purchased Assets at law or in equity or before or by any Tribunal. To the best of the knowledge and belief of the Vendor there are no grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success. There is no judgment, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting the Vendor relating to the Purchased Assets. Without limiting the generality of the foregoing, there is no Legal Proceeding involving any product liability claim in progress, pending, threatened against or affecting the Vendor relating to the Imaging Division Business or the Purchased Assets alleging any defect in the design or manufacture of or the materials used in any of the products of the Imaging Division Business.

6.1.13    Compliance with Applicable Laws
          Except in respect of environmental matters which are separately dealt with in Section 6.1.14 and matters relating to the Premises which are separately dealt with in Section 6.1.8, the Vendor is duly licensed or registered in the Province of British Columbia so as to enable the Vendor to own or lease the Purchased Assets as so owned or leased. Each of such licenses and registrations is valid and subsisting and in good standing and there is no default thereunder. None of such licenses and registrations:

     (a) contains any burdensome term, provision, condition or limitation which has or could have an adverse effect on the Vendor or the Purchased Assets; or

     (b) except as disclosed in this Agreement, including the Schedules hereto, requires the consent, approval, permit or acknowledgment of any Person in connection with the completion of the transaction herein contemplated.

6.1.14    Environmental Matters

     (a) The Vendor is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Purchased Assets, including the Premises, and the conduct of the Imaging Division Business any applicable federal, provincial, municipal or local laws, regulations, orders, policies or guidelines, permits, licenses, certificates or approvals, domestic or foreign, of any governmental authorities relating to environmental, health or safety matters (collectively in this Section "environmental laws").

     (b)  Without limiting the generality of paragraph (a) above, the Vendor:

          (i) has conducted the Imaging Division Business and operated the Premises; and

          (ii) has received, handled, used, stored, treated, shipped and disposed of all pollutants, contaminants, hazardous or toxic materials, controlled or dangerous substances or wastes (collectively in this Section "contaminants"), in strict compliance with all applicable environmental laws and has removed (or will remove prior to the Closing) all contaminants from the Premises.

     (c) There are no orders, rulings or directives issued, pending or threatened against the Vendor under or pursuant to any environmental laws requiring any work, repairs, construction or capital expenditures with respect to the Purchased Assets or the Premises.

     (d)  No notice with respect to any of the matters referred to in paragraphs
          (a), (b) or (c) above, including any alleged violations by the Vendor with respect thereto, has been received by the Vendor and no writ, injunction, order or judgment is outstanding, and no Legal Proceeding under or pursuant to any environmental laws or relating to the ownership, use, maintenance or operation of the Purchased Assets (including the Premises) is in progress, pending or threatened. To the best of the knowledge and belief of the Vendor there are no grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success.

6.1.15    Condition of Assets
          All Purchased Assets (specifically excepting the Intellectual Property which is addressed in Section 6.1.10) are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted.

6.1.16    Inventories
          The Inventories (of whatever type) described in Schedule 2 consist solely of personal property of the kind regularly used or produced in the Imaging Division Business, and may include obsolete items.

6.1.17    Obligations to Customers
          Except in the form contained in the "Shrink Wrap License" set forth in
Schedule 6, there are no outstanding warranties, repair contracts or other maintenance obligations with or to end users of the products of the Imaging Division Business remaining in effect which are not upon substantially the same terms and conditions as set out in the "Shrink Wrap License".

6.1.18    Residence of Vendors; GST Status
          The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). The Vendor is registered for purposes of the GST Legislation and its registration number is 887105948. This Agreement provides for the sale to the Purchaser of all or substantially all of the property used in a commercial activity that forms the Imaging Division Business carried on by the Vendor.

6.1.19    Disclosure
          The representations and warranties of the Vendor included in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are, to the best of the knowledge of the Vendor, true and correct and do not omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to a prospective purchaser of the Purchased Assets.

7.0  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
7.1  Representations and Warranties of the Purchaser

     The Purchaser hereby represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with the transactions herein contemplated:

7.1.1 Incorporation, Organization and Authority of the Purchaser, Due Authorization of Agreement and Enforceability of Obligations
          The Purchaser is a corporation duly incorporated or continued and subsisting under the laws of Canada and has the necessary corporate power, authority and capacity to enter into this Agreement, to purchase the Purchased Assets from the Vendor as herein contemplated and to perform its other obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of the Purchaser and this Agreement has been duly and validly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

7.1.2     Conflicting Instruments
          The entering into of this Agreement by the Purchaser and the performance of its obligations hereunder do not and will not conflict with or result in the breach or violation of:

     (a) the Articles of Incorporation, Articles of Amendment or by-laws of the Purchaser; or

     (b) any agreement, contract or commitment, written or oral, which the Purchaser is a party to or bound by or subject to.

7.1.3     Legal Proceedings
          There is:

     (a) no Legal Proceeding (whether or not purportedly on behalf of the Purchaser) in progress, pending, threatened against or affecting the Purchaser at law or in equity or before or by any Tribunal and, to the best of the knowledge and belief of the Purchaser, there are no grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success; and

     (b) no judgment, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting the Purchaser,

which, in any such case, might adversely affect the ability of the Purchaser to enter into this Agreement or to perform its obligations hereunder.

7.1.4     GST Status
          The Purchaser is registered for purposes of the GST Legislation and its registration number is 866432248.

8.0  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
8.1  Survival of Representations and Warranties of the Vendor

     The representations and warranties of the Vendor contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement (except in respect of a breach thereof which has been disclosed in writing to the Purchaser prior to the Time of Closing) shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Purchaser with respect thereto, shall continue in full force and effect for the benefit of the Purchaser provided, however, that no claim in respect thereof shall be valid unless it is made within the following time periods:

     (a) in the case of a claim in respect of a representation or warranty relating to a matter other than a Tax matter, within a period of one year from the Closing Date; and

     (b) in the case of a claim in respect of a representation or warranty relating to a Tax matter, other than a claim in respect of a misrepresentation made or fraud committed in filing a Tax Return or supplying information for the purposes of any applicable Tax Legislation, within a period commencing on the Closing Date and ending on the date on which the last applicable limitation period under any applicable Tax Legislation expires with respect to any taxation year which is relevant in determining any liability under this Agreement with respect to Tax matters, and any such claim as aforesaid shall be made in accordance with the provisions set forth in Section 15.0 and, upon the expiry of the relevant limitation period referred to in clauses (a) and (b) above, the Vendor shall have no further liability to the Purchaser with respect to the representations and warranties referred to in such clauses, respectively, except in respect of claims which have theretofore been made in accordance with the provisions set forth above.

8.2       Survival of Representations and Warranties of the Purchaser
          The representations and warranties of the Purchaser contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement (except in respect of a breach thereof which has been disclosed in writing to the Vendor prior to the Time of Closing) shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Vendor with respect thereto, shall continue in full force and effect for the benefit of the Vendor provided, however, that no claim in respect thereof shall be valid unless it is made within a period of one year from the Closing Date and in accordance with the provisions set forth in Section 15.0 and, upon the expiry of such limitation period, the Purchaser shall have no further liability to the Vendor with respect to any of such representations or warranties, except in respect of claims which have theretofore been made in accordance with the provisions set forth above.

9.0  COVENANTS OF THE VENDOR
9.1  Covenants of the Vendor

     The Vendor hereby covenants and agrees with the Purchaser as follows:

9.1.1     Investigations and Availability of Records
          Between the date hereof and the Closing Date the Vendor shall permit the Purchaser's Representatives to make such investigations of the Purchased Assets, their legal, financial and tax condition and their compliance with such environmental and other applicable laws or regulations as the Purchaser deems necessary or desirable; provided that such investigations shall be carried out without undue interference with the operations of the Vendor and the Vendor shall cooperate fully in facilitating such investigations and shall furnish copies, at the Purchaser's cost, of all such documents and materials relating to such matters as may be reasonably requested by or on behalf of the Purchaser. The documents and materials to be made available by the Vendor shall include, but shall not be limited to

     (a)  the books and records referred to in Section 2.1(h); and

     (b) the records maintained in connection with the Purchased Assets, including records of past sales, customer lists, supplier lists, payroll records, inventory data, inventory master records, accounts receivable data, and data relating to the Premises and the uses thereof including uses thereof relating to environmental matters.

     Such investigations shall not, however, affect or mitigate the representations and warranties of the Vendor contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the Purchaser as provided in Section 8.0.

9.1.2     Audit Statement
          The Vendor shall cooperate fully and provide all reasonable assistance in the preparation of the Audit Statement after the Closing Date.

9.1.3     Consents, etc.
          Commencing forthwith after the date hereof the Vendor shall use commercially reasonable efforts to obtain at or prior to the Time of Closing:

     (a)  from all appropriate Tribunals;

     (b) from the parties (other than the Vendor) to the agreements, contracts and commitments referred to in Section 2.1(d); and

     (c) from such other Persons from whom any such consent, approval, permit or acknowledgement may be required,

all necessary consents,  approvals,  permits and  acknowledgements  which may be
required  in  connection  with  the  completion  of  the   transactions   herein
contemplated.

9.1.4     Delivery of Books and Records
          At the Time of Closing, the Vendor shall deliver to the Purchaser all the documents referred to in Section 2.1(h) and all other document files, records and other data, financial or otherwise, of the Vendor relating to the Purchased Assets, including, without limitation, all books, records, books of account, accounting records, lists of suppliers and customers of the Imaging Division Business, all of which documents, books, records and other materials shall become the property of the Purchaser.

9.1.5     Delivery of Non-Competition and Non-Solicitation Agreement
          The Vendor shall execute and deliver to the Purchaser at the Time of Closing a non-competition and non-solicitation agreement in the form of the unexecuted non-competition agreement annexed hereto as Schedule 10.

9.1.6     Arrangements re Cheques
          The Vendor shall make arrangements at the Time of Closing, satisfactory to the Purchaser, to ensure that all cheques or other payments received by the Vendor from and after the Time of Closing which relate to the Purchased Assets, including payments in respect of accounts receivable of the Imaging Division, shall be endorsed over without recourse and delivered to the Purchaser.

9.1.7     Social Service Tax Act (British Columbia) Certificate
          Forthwith upon the execution of this Agreement the Vendor shall apply for and, when received, deliver to the Purchaser the duplicate copy of the certificate issued by the commissioner appointed to administer the Social Service Tax Act (British Columbia) pursuant to Section 99 of the Social Service Tax Act (British Columbia), which certificate shall indicate that the Vendor has paid all taxes collected or payable under the Social Service Tax Act (British Columbia) up to the Effective Time or has entered into an arrangement satisfactory to the commissioner for the payment of such taxes.

9.1.8     Subleases
          As soon as reasonably practicable after the Closing Date, the Vendor agrees to enter into subleases with the Purchaser in form and substance substantially the same as the subleases attached as Schedule 12, subject to any required landlord consents, which the Vendor shall use commercially reasonable efforts to obtain.

10.0 COVENANTS OF THE PURCHASER
10.1 Covenants of the Purchaser

     The Purchaser hereby covenants and agrees with the Vendor as follows:

10.1.1    Confidentiality

     (a) Between the date hereof and the Time of Closing the Purchaser shall keep confidential any trade secrets, know-how or confidential or proprietary information and any financial or business documents or information (collectively in this Section the "Information") received by it from the Vendor relating to the Purchased Assets and shall not disclose any of such Information to any third party, provided that any of such Information may be disclosed to the Purchaser's Representatives who need to know such Information in connection with the transactions herein contemplated. The Purchaser shall use all reasonable efforts to ensure that the Purchaser's Representatives keep confidential such Information. Notwithstanding the foregoing, the Purchaser will not be liable for disclosure of any of such Information upon the occurrence of one or more of the following events:

          (i)  the  completion  at  the  Closing  of  the  transactions   herein
               contemplated;

          (ii) the expiration of one year from the date of this Agreement;

          (iii)the Information becoming generally known other than through a breach of this Agreement;

          (iv) the Information being lawfully obtained from a third party without breach of this Agreement by the Purchaser, provided that the Purchaser is able to produce documentation or other evidence sufficient to establish such third party as the source of the Information;

          (v) the Information being known to the Purchaser prior to its disclosure by the Vendor, provided that the Purchaser is able to produce documentation or other evidence sufficient to establish such knowledge; or

          (vi) the Vendor having provided its prior written approval of such disclosure by the Purchaser.

     (b) In the event that this Agreement is terminated in accordance with the provisions hereof the Purchaser shall:

          (i) use all reasonable efforts to insure that all Information and all copies thereof are either destroyed or returned to the Vendor if it so requests so that, so far as possible, any Information obtained during and as a result of any investigation by the Purchaser's Representatives is not disseminated beyond those Persons concerned with such investigations; and

          (ii) not, directly or indirectly, use for its own purposes, any Information discovered or acquired by the Purchaser's Representatives as a result of the Vendor making available to them those documents and materials referred to in Section 9.1.1.

10.1.2    Non-Competition and Non-Solicitation Agreement
          The Purchaser shall execute and deliver to the Vendor at the Time of Closing the non-competition agreement referred to in Section 9.1.5.

10.1.3    Taxes
          After Closing the Purchaser shall furnish or cause to be furnished to the Vendor, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Purchased Assets as is reasonably necessary for the filing by the Vendor of any Tax Return, for the preparation for any audit or for the prosecution or defense of any Legal Proceeding or proposed adjustment relating to Taxes of the Vendor or the Purchaser relating to the Purchased Assets.

10.1.4    Maintenance and Access to Records
          The Purchaser agrees that it will retain all books and records and any other documents, information and files relating to the Purchased Assets delivered to it by the Vendor and relating to any period ending on or prior to the Closing Date for a period of six years following the Closing Date. So long as such books and records and such other documents, information and files are retained by the Purchaser, the Vendor or its authorized representatives shall have reasonable access thereto in connection with the affairs of the Vendor relating to its Tax matters, but the Purchaser shall not be responsible or liable to the Vendor for or as a result of any loss or destruction of or damage to any such books, or records or such other documents, information and files.

10.1.5    License to Use Infowave Trademark
          The Vendor hereby grants to the Purchaser a non- exclusive, royalty free license to use, commencing on the Closing Date, the Infowave trademark "INFOWAVE" in connection with the Purchaser's marketing, distribution and licensing of the Intellectual Property transferred to the Purchaser hereunder, and modifications thereto, subject to the following: (i) the Infowave trademark may only be used to identify the Software as being originally developed and distributed by the Vendor prior to the Effective Date of this Agreement in order to advise the public of the provenance of the Intellectual Property and shall only be used in a manner and with materials that have been reviewed and approved by the Vendor in writing prior to such use, which approval shall not be unreasonably withheld, conditioned or delayed; and (ii) such usage shall be in accordance with the Vendor's then-current trademark usage policies as provided and updated by the Vendor. The license to the Purchaser of the Infowave trademark shall expire, without any further actions by the parties hereto, upon the earlier of (x) the first anniversary of the Closing Date or (y) termination of such license due to a breach or default by the Purchaser of its obligations set out herein.

10.1.6    Subleases
          As soon as reasonably practicable after the Closing Date, the Purchaser agrees to enter into subleases with the Vendor in form and substance substantially the same as the subleases attached as Schedule 12, subject to any required landlord consents.

10.1.7    Arrangements re Cheques
          The Purchaser shall make arrangements at the Time of Closing, satisfactory to the Vendor, to ensure that all cheques or other payments received by the Purchaser from and after the Time of Closing which do not relate to the Purchased Assets shall be endorsed over without recourse and delivered to the Vendor.

11.0 EMPLOYEE MATTERS
11.1 Employees and Transferred Employees

     Subject to the Closing taking place as herein contemplated, the Purchaser shall offer employment to each of the Transferred Employees on such terms and conditions as agreed upon by the Purchaser and the Vendor. The Purchaser shall assume and shall indemnify the Vendor from and against any and all obligations with respect to the Transferred Employees arising after the Effective Date and shall recognize the service of the Transferred Employees for all purposes including, without limitation, Employee Benefits, as if they had been employed by the Purchaser since their individual dates of hire by the Vendor. Notwithstanding the foregoing, the Vendor shall not be relieved of any liability including, without limitation, liability for severance and termination costs and for Employee Benefits in respect of any Transferred Employee who has not accepted the Purchaser's offer of employment as aforesaid. The Purchaser shall indemnify the Vendor for any and all loss, damage, claim, Legal Proceeding, deficiency or expense, including all out-of-pocket costs, and including, without limitation, all reasonable legal fees, suffered or incurred by the Vendor as a result of any Transferred
Employee's length of service with the Vendor prior to that Transferred Employee's acceptance of employment from the Purchaser.

12.0 PURCHASER'S CONDITIONS OF CLOSING
12.1 Conditions for the Benefit of the Purchaser

     The transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement, are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser. Each of such conditions is to be fulfilled and/or performed at or prior to the Time of Closing. The Vendor agrees to use commercially reasonable efforts to cause each of such conditions to be fulfilled and/or performed at or prior to the Time of Closing.

12.1.1    Truth of Representations and Warranties of the Vendor
          The representations and warranties of the Vendor contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement (including, without limitation, the representations and warranties set forth in Section 6.0) shall be true and correct on the date hereof and at the Time of Closing with the same force and effect as if such representations and warranties had been made on and as of each of such times. The Vendor shall deliver to the Purchaser at the Time of Closing certificates, affidavits, statutory declarations or other evidence to such effect and to the effect that as of the Closing Date each of the conditions set forth in this Section 12.0 have been complied with. Certificates given by any corporation shall be under its corporate seal and signed by the President or a Vice-President and by the Secretary or Treasurer or by any two directors thereof. Notwithstanding the foregoing, the receipt of such certificates, affidavits, statutory declarations or other evidence and the completion of the transactions herein contemplated shall not constitute a waiver of any of such representations and warranties, each of which shall survive the Closing and remain in full force and effect for the benefit of the Purchaser as provided in
Section 8.1.

12.1.2    Performance of Covenants, etc, by the Vendor
          The Vendor shall have performed all obligations, covenants and agreements contained in this Agreement to be performed by the Vendor at or prior to the Time of Closing including, without limitation, the covenants set forth in
Section 9.0.

12.1.3    Legal Opinion
          A legal opinion of Messrs. Blake Cassels & Graydon dated the Closing Date substantially to the following effect shall have been received by the Purchaser at the Time of Closing:

     (a) that the Vendor is a corporation duly incorporated and subsisting under the laws of British Columbia; that the Vendor has the necessary corporate power and authority and capacity to own the Purchased Assets; that it is duly qualified to carry on the business under the laws of the Province of British Columbia;

     (b) that the execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of the Vendor;

     (c) that this Agreement has been duly and validly executed and delivered on behalf of the Vendor and is a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

     (d) that the entering into of this Agreement by the Vendor and the completion of the transactions herein contemplated do not and will not conflict with or result in the breach or violation of any of the terms and provisions of:

          (i) the Articles of Incorporation, Articles of Amendment or by laws of the Vendor; or

          (ii) any domestic law or regulation.

12.1.4    Consents, etc.

     (a) There shall have been obtained from all appropriate Persons, as referred to in Section 9.1.3, such consents, approvals, permits and acknowledgements (other than the consent of Adobe Systems Incorporated as required under the Adobe Agreement (as defined in Section 15.1)) as may be required in connection with the completion of the transactions herein contemplated.

     (b) All filings required to be made under the Competition Act (Canada) in connection with the completion of the transactions herein contemplated shall have been made and the waiting periods thereunder shall have been terminated or shall have expired without any action or proceeding thereunder having been commenced or threatened by the Director under such Act.

12.1.5    No Action Taken Restricting Sale
          No Legal Proceeding shall have been commenced or shall be pending or threatened against the Vendor at law or in equity or before or by an Tribunal which would affect the title of the Vendor to the Purchased Assets or would enjoin, restrict or prohibit or would have the effect of preventing the completion of the transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement or which might adversely affect the ability of the Vendor to enter into this Agreement or to perform its obligations hereunder.

12.1.6    Escrow Agreement
          The Purchaser and the Vendor shall have executed and delivered the Escrow Agreement.

12.1.7    Performance of Covenants, etc., by the Vendor
          The Vendor shall have performed all obligations, covenants and agreements contained in this Agreement to be performed by it at or prior to the Time of Closing, including, without limitation, the covenants set forth in
Section 9.0.

12.1.8    No Adverse Change

          Between the date hereof and the Time of Closing:

     (a) no substantial damage by fire or other hazard to the Purchased Assets shall have occurred; and

     (b) no Legal Proceeding shall have been commenced or shall be pending or threatened against the Vendor at law or in equity or before or by any Tribunal which, in the case of any such occurrence, would have a material adverse effect on the Purchased Assets.

12.2 Non-Fulfillment of Conditions, etc., for the Benefit of the Purchaser

     In the event that any condition, obligation, covenant or agreement of the Vendor to be fulfilled and/or performed hereunder at or prior to the Time of Closing, including, without limitation, the conditions set forth in this Section 12.0, shall not be fulfilled and/or performed at or prior to the Time of Closing, the Purchaser may rescind this Agreement by notice to the Vendor and in such event the Purchaser shall be released from all obligations hereunder except those set forth in Section 10.1.1 and, unless the Purchaser can show that the one or more conditions, obligations, covenants or agreements for the non-fulfillment or non-performance of which the Purchaser has rescinded this Agreement is or are reasonably capable of being fulfilled and/or performed or caused to be fulfilled and/or performed by the Vendor then the Vendor shall also be released from all obligations hereunder; provided, however, that any of the said conditions, obligations, covenants or agreements may be waived in whole or in part by the Purchaser without prejudice to the Purchaser's right of rescission in the event of the non-fulfillment and/or non-performance of any other condition, obligation, covenant or agreement, any such waiver to be binding on the Purchaser only if the same is in writing.

13.0 VENDOR'S CONDITIONS OF CLOSING
13.1 Conditions for the Benefit of the Vendor

     The transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement, are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Vendor. Each of such conditions is to be fulfilled and/or performed at or prior to the Time of Closing. The Purchaser covenants and agrees to use commercially reasonable efforts to cause each of such conditions to be fulfilled and/or performed at or prior to the Time of Closing.

13.1.1    Truth of Representations and Warranties of the Purchaser
          The representations and warranties of the Purchaser contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration, agreement or other document delivered or given pursuant to this Agreement (including, without limitation, the representations and warranties set forth in
Section 7.0) shall be true and correct on the date hereof and at the Time of Closing with the same force and effect as if such representations and warranties had been made on and as of each of such times. The Purchaser shall deliver to the Vendor at the Time of Closing certificates, affidavits, statutory declarations or other evidence to that effect and to the effect that as of the Closing Date each of the conditions set forth in this Section 13.0 has been complied with. Certificates given by the Purchaser shall be under its corporate seal and signed by the President or a Vice-President and by the Secretary or Treasurer or by any two directors thereof. Notwithstanding the foregoing, the receipt of such certificates, affidavits, statutory declarations or other evidence and the completion of the transactions herein contemplated shall not constitute a waiver of any of such representations and warranties, each of which shall survive the Closing and remain in full force and effect for the benefit of the Vendor as provided in
Section 8.2.

13.1.2    Performance of Covenants, etc., by the Purchaser
          The Purchaser shall have performed all obligations, covenants and agreements contained in this Agreement to be performed by it at or prior to the Time of Closing, including, without limitation, the covenants set forth in
Section 10.0.

13.1.3    Consents, etc.

     (a) There shall have been obtained from all appropriate Persons, as referred to in Section 9.1.3, such consents, approvals, permits and acknowledgements as may be required in connection with the completion of the transactions herein contemplated.

     (b) All filings required to be made under the Competition Act (Canada) in connection with the completion of the transactions herein contemplated shall have been made and the waiting periods thereunder shall have been terminated or shall have expired without any action or proceeding thereunder having been commenced or threatened by the Director under any such Act.

13.1.4    No Action Taken Restricting Sale
          No Legal Proceeding shall have been commenced or shall be pending or threatened against the Vendor at law or in equity or before or by any Tribunal which would adversely affect the title of the Vendor to the Purchased Assets or would enjoin, restrict or prohibit or would have the effect of preventing the completion of the transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement or which might adversely affect the ability of the Vendor to enter into this Agreement and to perform its obligations hereunder.

13.1.5    Escrow Agreement
          The Purchaser and the Vendor shall have executed and delivered the Escrow Agreement.

13.2 Non-Fulfillment of Conditions, etc., for the Benefit of the Vendor

     In the event that any condition, obligation, covenant or agreement of the Purchaser to be fulfilled and/or performed hereunder at or prior to the Time of Closing, including, without limitation, the conditions set forth in this Section 14.0, shall not be fulfilled and/or performed at or prior to the Time of Closing, the Vendor may rescind this Agreement by notice to the Purchaser and in such event the Vendor shall be released from all obligations hereunder and, unless the Vendor can show that the one or more conditions, obligations, covenants or agreements for the non-fulfillment or non-performance of which the Vendor has rescinded this Agreement is or are reasonably capable of being fulfilled and/or performed or caused to be fulfilled and/or performed by the Purchaser, then the Purchaser shall also be released from all obligations hereunder except those set forth in Section 11.1.1; provided, however, that any of the said conditions, obligations, covenants or agreement may be waived in whole or in part by the Vendor without prejudice to its right of rescission in the event of the non-fulfillment and/or non-performance of any other condition, obligation, covenant or agreement, any such waiver to be binding upon the Vendor only if the same is in writing.

14.0 CLOSING ARRANGEMENTS
14.1 Date, Time and Place of Closing

     The Closing shall take place at the Time of Closing on the Closing Date at the offices of Fraser Milner Casgrain at 9:00 a.m. or at such other time, on such other date and/or at such other place as may be agreed upon by the parties hereto.

14.2 Closing Arrangements

     At the Time of Closing and subject to the fulfillment of all the terms and conditions set forth in this Agreement which have not been waived in writing by the parties hereto, respectively:

14.2.1    Purchase and Sale of Purchased Assets
          The Vendor shall sell to the Purchaser the Purchased Assets and the Purchaser shall purchase the Purchased Assets from the Vendor and pay and satisfy the Purchase Price, all as hereinafter provided.

14.2.2    Delivery of Closing Documents
          The Vendor shall deliver to the Purchaser all deeds, conveyances, bills of sale, assurances, transfers, assignments and consents (including all necessary consents, approvals, permits and acknowledgements to the assignment of the contracts, agreements and commitments referred to in Section 2.1(d) and any other documents as shall be necessary or reasonably required to effectively transfer the Purchased Assets to the Purchaser with good and marketable title thereto free of any Encumbrance except as specifically provided in this Agreement, including the Schedules hereto, and shall deliver to the Purchaser all books, records, books of account, lists of suppliers and customers and all other documents, files, records and other data, financial or otherwise, relating to the Imaging Division Business, as provided in Section 10.1.4.

14.2.3    Actual Possession
          The Vendor shall deliver actual possession of the Purchased Assets to the Purchaser and the transfer of possession shall be deemed to take effect as at the Effective Time.

14.2.4    Payment of Purchase Price
          Upon the fulfillment of the foregoing provisions of this Section 14.0 and subject to all the other terms and conditions contained in this Agreement being complied with, the Purchaser shall pay and satisfy the Purchase Price in the manner specified in Section 5.0.

14.2.5    Tender
          Any tender of documents or money may be made on the party or parties designated to receive such documents or money or their respective legal counsel.

14.3      Risk of Loss
          From the date hereof up to the Time of Closing, the Purchased Assets shall be and remain at the risk of the Vendor and the Vendor shall maintain the policies of insurance in respect of loss or damage to or any other casualty in respect of the Purchased Assets. If, prior to the Time of Closing, all or any substantial portion of the Purchased Assets are destroyed or substantially damaged by fire or any other casualty or shall be appropriated, expropriated or seized by governmental or other lawful authority, the Purchaser shall have the option, exercisable by notice in writing given within five Business Days of the Purchaser receiving notice in writing from the Vendor of such destruction, damage, expropriation or seizure either:

     (a) to complete the purchase without reduction of the Purchase Price, in which event all proceeds of any insurance or compensation for expropriation or seizure shall be payable to the Purchaser and all right and claim of the Vendor to any such amounts not paid by the Closing Date shall be assigned to the Purchaser; or

     (b) of canceling this Agreement and not completing the purchase, in which case all obligations of the Purchaser shall terminate forthwith upon the Purchaser giving notice as required herein.

15.0 INDEMNIFICATION

15.1 Indemnification by Vendor

     (a) Subject to Section 15.6, in the event that the transactions herein contemplated are completed at the Closing, the Vendor hereby agrees to indemnify and hold the Purchaser harmless from and against any loss, damage, claim, Legal Proceeding, deficiency or expense, including all out-of-pocket costs, and including, without limitation, all reasonable legal and accounting fees, relating to, arising from or in connection with the following matters:

          (i) any misrepresentation or breach of any warranty, obligation, covenant or agreement of the Vendor contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement;

          (ii) unless constituting a liability of the Vendor to be assumed by the Purchaser as provided in Section 4.1, the assertion against the Purchaser of any liability of the Vendor; and

          (iii)the failure of the Vendor to discharge any and all liabilities not to be assumed by the Purchaser pursuant to Section 4.1.

     (b) The obligation of the Vendor to indemnify the Purchaser as set forth in paragraph (a) of this Section 15.1 shall be subject to the limitation period referred to in Section 8.1.

     (c) The Vendor hereby agrees to indemnify and hold the Purchaser harmless from and against any Tax resulting from any payment made under this
          Section 15.1, including, without limitation, any payment made under the provisions of this paragraph (c).

15.2 Indemnification by Purchaser

     (a) Subject to Section 15.6, in the event that the transactions herein contemplated are completed at the Closing, the Purchaser agrees to indemnify and hold the Vendor harmless from and against any loss, damage, claim, Legal Proceeding, deficiency or expense, including all out-of-pocket costs and including, without limitation, all reasonable legal and accounting fees, relating to, arising from or in connection with the following matters:

          (i) any misrepresentation or breach of any warranty, obligation, covenant or agreement of the Purchaser contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement;

          (ii) the failure of the Purchaser to discharge those liabilities assumed by the Purchaser as provided in Section 4.1.

     (b) The obligation of the Purchaser to indemnify the Vendor as set forth in paragraph (a) of this Section 15.2 shall be subject to the limitation period referred to in Section 8.2.

     (c) The Purchaser agrees to indemnify and hold the Vendor harmless from and against any Tax resulting from any payment made under this Section 15.2, including, without limitation, any payment made under the provisions of this paragraph (c).

15.3 Procedure for Indemnification

     (a) A party claiming indemnification under Sections 15.1 and 15.2 (in this Section an "Indemnitee") shall give notice to the party or parties against which or against whom indemnification is claimed (in this
          Section an  "Indemnitor")  with  reasonable  promptness  upon becoming aware of the claim or other facts upon which a claim for indemnification will be based. The notice shall set forth such information and be accompanied by such documentation with respect thereto as is then reasonably available to the Indemnitee.

     (b) The Indemnitor shall have the right, exercisable by notice to the Indemnitee, given within 10 days following receipt of the aforesaid notice from the Indemnitee, to undertake and assume control of the defence of any such claim asserted by a third party (in this Section a "Third Party Claim"), including the right of compromise or settlement thereof, and the Indemnitee shall co-operate in such defence and make available all information and documentation requested by the Indemnitor with respect thereto; provided, however, that:

          (i) the Indemnitor shall first deliver to the Indemnitee written acceptance of liability for indemnification with respect to any such Third Party Claim and written consent to be joined as a party to any Legal Proceeding relating thereto;

          (ii) the undertaking and assumption of control of the defence, compromise and/or settlement of any such Third Party Claim shall, by its terms, be without expense, cost or other liability to the Indemnitee; and

          (iii)the Indemnitor shall at the Indemnitee's request furnish it with reasonable security against any expenses, costs or other liabilities to which it may be or may become exposed by reason of the defence, compromise or settlement of any such Third Party Claim.

     (c) Upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall diligently proceed with the defence, compromise or settlement of such Third Party Claim at the Indemnitor's sole expense, including employment of counsel reasonably satisfactory to the Indemnitee; and in connection therewith, the Indemnitee shall co-operate fully with, but at the expense of, the Indemnitor, to make available to the Indemnitor all pertinent information, documentation and witnesses under the Indemnitee's control and to make such assignments and take such other steps as in the opinion of counsel for the Indemnitor are necessary or desirable to enable the Indemnitor to conduct such defence, provided that the Indemnitee shall be entitled to reasonable security from the Indemnitor for any expenses, costs or other liabilities to which it may be or may become exposed by reason of such co-operation.

     (d) The final determination of any such Third Party Claim, including all related expenses, costs and other liabilities, shall be binding and conclusive upon the parties hereto as to the validity or invalidity, as the case may be, of such Third Party Claim against the Indemnitor hereunder.

     (e) In the event that the Indemnitor fails to give notice to the Indemnitee as provided in paragraph (b) of this Section 15.3 or in the event that the Indemnitor declines to undertake the defence of any such Third Party Claim when first notified thereof, the Indemnitee shall keep the Indemnitor advised as to the current status and progress thereof, and the Indemnitor shall retain the right to undertake the defence thereof as aforesaid until such Third Party Claim is fully resolved. Unless and until the Indemnitor so undertakes the defence thereof, the Indemnitee agrees not to make any offer of compromise or settlement thereof without first having given 10 days' notice to the Indemnitor. In the event that the Indemnitor so undertakes the defence of any such Third Party Claim the Indemnitee shall nevertheless be entitled to participate in (but not control or direct) the defence, compromise or settlement thereof with counsel of its own choice, and the parties agree to co-operate fully with one another in connection with the defence, compromise or settlement thereof; provided, however, that any decision to settle any such Third Party Claim shall be at the Indemnitor's sole discretion. From and after delivery of the items referred to in clauses (i), (ii) and (iii) of paragraph (b) of this Section 15.3, the Indemnitor shall be relieved of the obligation to reimburse the Indemnitee for any other legal, accounting or other out-of-pocket costs and expenses thereafter incurred by the Indemnitee with respect to the defence, compromise or settlement of such Third Party Claim notwithstanding any participation by the Indemnitee therein.

15.4 Subsequent Recovery

     In the event that the Indemnitee subsequently recovers all or part of a Third Party Claim from any other Person legally obligated to pay the same, the Indemnitee shall forthwith repay to the Indemnitor the amounts so recovered up to an amount not exceeding the amount theretofore paid by the Indemnitor by way of indemnity.

15.5 Details of Claims

     No claim for indemnity hereunder shall be valid unless and until written notice providing reasonable details of the reasons supporting the claim, including such information and documentation with respect thereto as is then reasonably available to the Indemnitee, is given by the Indemnitee to the Indemnitor at or prior to the expiration of the applicable limitation periods herein provided for.

15.6 De Minimis

     Notwithstanding any other provision of this Agreement, no party hereto shall assert against any other party hereto any claim or claims for indemnity hereunder unless the aggregate amount of the claim or claims asserted to that date, including the claim or claims then being asserted, is at least $25,000.

16.0 MISCELLANEOUS
16.1 Brokerage, Commissions, etc.

     It is understood and agreed that no broker, agent or other intermediary has acted for the Vendor or the Purchaser in connection with the transactions herein contemplated. The Vendor hereby agrees to indemnify and save harmless the Purchaser from and against any claim for commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or to have acted for the Vendor in connection with the transactions herein contemplated. The Purchaser agrees to indemnify and save harmless the Vendor from and against any claim for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or to have acted for the Purchaser in connection with the transactions herein contemplated.

16.2 Further Assurances

     Each of the parties hereto upon the request of the other party or parties hereto, whether before or after the Time of Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions herein contemplated.

16.3 Assignment of Contracts

     To the extent the assignment of any agreement, contract or commitment, including, without limitation, any leases covering part or all of the Premises, or other asset to be assigned to the Purchaser pursuant to the provisions hereof, shall require the consent, approval, permit or acknowledgement of any Person, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof. If any of such required consents, approvals, permits and acknowledgments is not obtained, the Vendor shall co-operate with the Purchaser in any reasonable arrangement designed to provide the Purchaser with the benefit of any such agreement, contract or commitment, including, without limitation, any leases covering part or all of the Premises, or other asset, including enforcement of any and all rights of the Vendor against the other party thereto arising out of breach or cancellation thereof by such party or otherwise. Nothing contained herein shall be construed to negate or diminish, as between the Vendor and the Purchaser, the Vendor's covenants and obligations to transfer and deliver to the Purchaser the Purchased Assets as provided in this Agreement.

16.4 Announcements

     Except to the extent required by law or by any Tribunal the parties hereto agree that no disclosure or public announcement with respect to this Agreement or the transactions herein contemplated shall be made by any party hereto without the prior written consent of each of the other parties hereto, which consent shall not be unreasonably withheld.

16.5 Notices

     (a) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, mailed or transmitted by fax or other form of recorded communication tested prior to transmission to such party, as follows:

          (i)  in the case of the Vendor, at:

               Infowave Software, Inc.
               Suite 200, 4664 Lougheed Highway
               Burnaby, British Columbia
               Canada V5C 6B7

               Attention:  President and Chief Executive Officer

          with a copy to:

               David J. Wedge
               David J. Wedge Computer Law
               #100 - 1525 West 8th Avenue
               Vancouver, British Columbia
               Canada V6J 1T5

          (ii) in the case of the Purchaser, at:

               Software 2000 Limited
               Magdalen Centre, Oxford Science Park
               Oxford, United Kingdom
               OX4 4GA

               Attention:  Peter Lismer and Philip Walker
               Facsimile:  44-1865-784-201
          with a copy to:

               Fraser Milner Casgrain
               Barristers and Solicitors
               15th Floor, 1040 West Georgia Street
               Vancouver, British Columbia
               Canada  V6E 4H8

               Attention:  Bruce M. McKay
               Facsimile:  (604) 683-5214

     (b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the date on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day; if mailed, shall be deemed to have been given and received on the third day after it was mailed, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day; and if transmitted by fax or other form of recorded communication, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

     Any party hereto may change its address for service from time to time by notice given to the other parties hereto in accordance with the foregoing provisions.

16.6      Time of the Essence
          Time shall be of the essence of this Agreement.

16.7      Costs and Expenses
          All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions herein contemplated shall be paid by the party incurring such costs and expenses.

16.8      Applicable Law

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the Province of British Columbia and the laws of Canada applicable therein. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the Province of British Columbia and each of the parties hereto hereby irrevocably attorns to the exclusive jurisdiction of the Courts of such Province.

16.9 Entire Agreement

     This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties hereto with respect to the transactions herein contemplated and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties hereto with respect thereto except as specifically provided or contemplated in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

16.10 Effect of Closing

     Any provision of this Agreement which is capable of being performed after but which has not been performed at or prior to the Time of Closing and all obligations, covenants and agreements contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement, including, without limitation, the indemnities herein provided for, shall remain in full force and effect notwithstanding Closing, subject to the limitation periods referred to in Sections 8.1 and 8.2.

16.11 Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

16.12 Assignment

     This Agreement may not be assigned by the Vendor without the prior written consent of the Purchaser.

16.13 Parties in Interest

     This Agreement shall enure to the benefit of an be binding upon the parties hereto and their respective successors and permitted assigns.

16.14 Third Parties

     Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective successors or assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.



INFOWAVE SOFTWARE, INC.



Per: /s/ Bijan Sanii
     --------------------------------
     Authorized Signatory



STRYDENT SOFTWARE, INC.



Per: /s/ Peter Lismer
     --------------------------------
     Authorized Signatory

                                   SCHEDULES


Schedule 1*    --    Fixed Assets (Section 2.1(a))
Schedule 2*    --    Inventories (Section 2.1(b))
Schedule 3*    --    Accounts Receivable (Section 2.1(c))
Schedule 4*    --    Unfulfilled orders and contracts (Section 2.1(d))
Schedule 5*    --    Intellectual and Industrial Property Rights
                     (Section 2.1(e))
Schedule 5A*   --    Application Software (Section 2.1(f))
Schedule 6*    --    "Shrink Wrap License" (Section 6.1.10(d))
Schedule 7*    --    Accounts Payable (Section 4.1.1)
Schedule 8*    --    Employee Benefits (Section 6.1.6(a))
Schedule 9*    --    Transferred Employees (Section 6.1.6(b))
Schedule 10*   --    Non-Competition and Non-Solicitation Agreement
                     (Section 9.1.5)
Schedule 11*   --    Escrow Agreement (Section 5.1(b))
Schedule 12*   --    Subleases (Section 9.1.8)

----------------------

* These schedules have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933. The registrant agrees to supplementally furnish a copy of the omitted schedules to the Commission upon request.















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